UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 15, 2022, Nucor Corporation (the “Company”) announced that Leon J. Topalian, its current President and Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), has been appointed to the additional position of Chair of the Board, effective as of the same day. The Company’s former Non-Executive Chairman of the Board, John H. Walker, will continue to serve as a Board member. In addition, Board member Christopher J. Kearney has been appointed to serve as the Lead Director for the Company, effective as of September 15, 2022. A copy of the news release announcing the Company’s appointment of Mr. Topalian as Chair of the Board and Mr. Kearney as Lead Director of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release of Nucor Corporation dated September 15, 2022

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: September 15, 2022	By:	/s/ Stephen D. Laxton
Stephen D. Laxton
Chief Financial Officer, Treasurer and Executive Vice President